Exhibit 99



Form 3 Joint Filer Information

Name:				Northwest Airlines, Inc.

Address:			2700 Lone Oak Parkway
				Eagan, MN       55121

Designated Filer:		Northwest Airlines Corporation

Issuer & Tickler Symbol:	Orbitz, Inc. (ORBZ)

Date of Event
  Requiring Statement:	12/16/03

Signature:			By:	s/Michael L. Miller
					Vice-President - Law and Secretary